UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2011

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775 329 2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 20, 2011, Spare Backup and Lifestyle Services Group Limited (“Lifestyle Services Group”),the largest provider of mobile phone insurance in the U.K ,executed a “Client Addendum”, where a client of Lifestyle Services Group wishes to make available or sell (as appropriate) to its customers, the mobile backup and security suite of products provided by Spare Backup (“Mobile Product”).  The Client Addendum is pursuant to and subject to the terms of the master services agreement referenced in Spare Backup’s December 14, 2010 form 8k filing with the Securities and Exchange Commission, for Spare Backup to provide a co-branded cloud-based digital platform service to be incorporated in Lifestyle Services Group’s mobile phone insurance programs.

Under the terms of the executed Client Addendum, Lifestyle Services Group will make the Mobile Product available to the UK’s largest retail bank (“UK Bank”).  The bank will begin a launch of the Mobile Product to eligible customers, included as a feature in the Added Value Current accounts beginning on November 2, 2011 or such other date as may be specified by Lifestyle Services Group (the “Launch Date”).  The Launch Date is subject to the successful completion of product delivery testing scheduled to take place beginning on October 1, 2011. Lifestyle Services Group will compensate Spare Backup on an undisclosed monthly basis for each UK Bank customer using the service. . The term of this Client Addendum shall remain in effect until March 31, 2014 (the “Initial Term”). Lifestyle Services Group may extend the term of the Client Addendum for up to 3 additional periods of up to twelve months each (each, an “Extended Term”) by providing not less than 30 days written notice before the end of the Initial Term or Extended Term (as appropriate). Lifestyle Services Group may terminate this Client Addendum at any time (including during the Initial Term) by serving 30 days’ notice upon Spare Backup.

Lifestyle Services Group is the leading provider of affinity distributed solutions to support the consumer desire to live their life through their mobile devices.

Lifestyle Services Group manages largest active mobile phone insurance base in the UK.  With over 1000 employees based in 3 locations across the UK, Lifestyle Services Group supports many of the High Street Banks and Mobile Networks in delivering mobile centric lifestyle related products to add value to their customer propositions.

Lifestyle Services Group is part of a multi-billion pound group of consumer companies, including Phones4U, Dial-a-Phone and EZ Pay. For more information, go to www.lifestylegroup.co.uk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: September 20, 2011	By:	/s/ Cery Perle Cery Perle, Chief Executive Officer and President